SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

(August 28, 2006/ December 28, 2005)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2231 Lawson Lane

Santa Clara, California

95054

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(1) B. Riley Letter Agreement. On August 28, 2006, Integrated Silicon Solution, Inc., a Delaware corporation (“ISSI”), entered into a letter agreement (the “Letter Agreement”) with Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, R. Riley & Co. Retirement Trust and B. Riley & Co., Inc. (the “Riley Parties”). Pursuant to the Letter Agreement, ISSI has agreed, among other things, to expand the size of its Board of Directors from seven members to nine members and elect each of Bryant Riley and Melvin Keating to fill the vacancies created by such increase no later than September 15, 2006. Additionally, ISSI has agreed to deliver to the Riley Parties on or before November 30, 2006 written commitments from three of ISSI’s current directors (other than Jimmy S. Lee and Kong Yeu Han) not to seek or accept re-nomination for election to the Board of Directors at ISSI’s 2007 annual meeting of stockholders. The Letter Agreement further anticipates that ISSI’s nominating committee will nominate for election at ISSI’s 2007 annual meeting of stockholders the six remaining directors and one additional independent director mutually agreeable to the Riley Parties and ISSI’s board of directors and its nominating committee and that the size of the Board will be reduced to seven members at such time. Until after its 2008 annual meeting of stockholders, ISSI has also agreed not to (i) adopt any form of shareholder rights plan or similar device, (ii) submit to stockholders a proposal to establish a staggered board of directors or (iii) adopt certain amendments to its by-laws.

In the Letter Agreement, the Riley Parties have agreed, among other things, to cancel and withdrawal their demand for a special meeting of ISSI stockholders and related matters as set forth in their letter dated August 15, 2006. So long as ISSI is not in breach of the Letter Agreement, until the time that proxies for the ISSI 2008 annual meeting of stockholders are first solicited, the Riley Parties have agreed not to initiate, or suggest to any third party that they should initiate, any proposal to accomplish any of the items described in Item 1006 ( c) parts 1, 2, 4 or 5 of Regulation MA under the Securities Exchange Act of 1934, as amended, nor will the Riley Parties initiate or participate, in opposition to the management’s nominees, in any proxy contest involving the election or removal of directors for ISSI. Each Riley Party is a stockholder of ISSI or is affiliated with one of such stockholders, and in the aggregate the Riley Parties own in excess of 10% of the outstanding shares of ISSI.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of such agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(2) Gary Fischer Letter Agreement. Effective November 28, 2005, Gary L. Fischer resigned as ISSI’s President, Chief Financial Officer and Secretary. On December 28, 2005, ISSI and Mr. Fischer entered into a letter agreement regarding his transition from the company. Under this agreement, Mr. Fischer agreed to work as ISSI’s acting chief financial officer until a permanent chief financial officer was hired. He also agreed to remain an employee to assist ISSI (including the new chief financial officer) on various other matters. In consideration for such services, Mr. Fischer will be paid a total of $90,000 and his previously granted stock options would continue to vest so long as he remained an employee. Mr. Fischer has served as a member of ISSI’s Board of Directors since April 2001. The foregoing description of such agreement is qualified in its entirety by reference to the text of such agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated August 28, 2006, among Integrated Silicon Solution, Inc., Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, R. Riley & Co. Retirement Trust and B. Riley & Co., Inc.

10.2	Letter Agreement, dated December 28, 2005, between Integrated Silicon Solution, Inc. and Gary L. Fischer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 30, 2006	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.1	Letter Agreement, dated August 28, 2006, among Integrated Silicon Solution, Inc., Riley Investment Management, LLC, SACC Partners, LP, Bryant R. Riley, R. Riley & Co. Retirement Trust and B. Riley & Co., Inc.

10.2	Letter Agreement, dated December 28, 2005, between Integrated Silicon Solution, Inc. and Gary L. Fischer.